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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Name                                 Jurisdiction of Incorporation
----                                 -----------------------------
Square Earth, Inc.                   Delaware

IBIS Consulting, Inc.                California

Proxicom (Barbados), Inc.            Barbados

ProxiCom GmbH                        Germany